SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K



                               Current Report

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) August 31, 1999


                         AVTEL COMMUNICATIONS, INC.

           (Exact Name of Registrant as Specified in its Charter)



                                  Delaware
         -------------------------------------------------------------
               (State or Other Jurisdiction of Incorporation)

            0-27580                                  87-0378021
    (Commission File Number)             (I.R.S. Employer Identification No.)


              501 Bath Street, Santa Barbara, California     93101

            (Address of Principal Executive Offices)        (Zip Code)


                               (805) 884-6300

            (Registrant's Telephone Number, Including Area Code)








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Item 5. Other Events.

         On August 31, 1999, AvTel Communications, Inc. ("AvTel") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Matrix Telecom, Inc., a wholly-owned subsidiary of AvTel ("Matrix"), and Energy TRACS Acquisition Corp. ("ETAC"). ETAC is a wholly-owned subsidiary of Platinum Equity Holdings, LLC. Pursuant to the Stock Purchase Agreement, AvTel agreed to sell all of the issued and outstanding capital stock of Matrix to ETAC or its assignee. On September 1, 1999, ETAC assigned its rights under the Stock Purchase Agreement to Matrix Acquisition Holdings Corp.

         The closing of the transaction is subject to certain contingencies, including regulatory consents and the approval of AvTel shareholders. Shareholders representing over 50% of votes required to approve the transaction have indicated that they will vote in favor of the agreement.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

2.1 Stock Purchase Agreement dated August 31, 1999, among AvTel Communications, Inc., Matrix Telecom, Inc. and Energy TRACS Acquisition Corp.

99.1    Press Release, dated September 1, 1999.



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                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AVTEL COMMUNICATIONS, INC.



Dated: September 8, 1999                 By: /s/ ANTHONY E. PAPA
                                                 ----------------
                                         Anthony E. Papa
                                         Chairman and Chief Executive Officer






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